EXHIBIT 99.1
News Release

Contact:

Investor Relations:
Michael Beaulieu
(609) 750-2827
michael.beaulieu@integralife.com

Media:
Laurene Isip
(609) 750-7984
laurene.isip@integralife.com

Integra LifeSciences Reports Fourth Quarter and Full-Year 2017 Financial Results
The company reported 2017 fourth quarter revenue of $368.6 million, GAAP earnings per diluted share of $0.56 and adjusted earnings per diluted share of $0.64, ahead of preliminary results announced on January 8, 2018.

Plainsboro, New Jersey, February 27, 2018 - Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported financial results for the fourth quarter and full-year ended December 31, 2017.

Highlights:

•	The Company completed the acquisition of Codman Neurosurgery, the largest in its history, on October 2, 2017;

•
Reported revenue for the full-year 2017 was $1,188.2 million, an increase of 19.8%, or $196.2 million over the prior year; acquisitions contributed $162.1 million to the full year, while organic sales were higher by 4.6% over the prior year;

•
Fourth quarter revenue was $368.6 million, an increase of 44.2%, or $112.9 million over the prior year quarter; acquisitions contributed $103.3 million to the fourth quarter, while organic sales were higher by 5.8% over the prior year quarter;

•
Fourth quarter GAAP earnings per diluted share amounted to $0.56, a 60% increase over the prior year period, and includes a net tax benefit of $37.9 million, or $0.47 per diluted share, associated with the U.S. Tax Cuts and Jobs Act;

•	Fourth quarter adjusted earnings per diluted share amounted to $0.64, a 23% increase over the prior year period;

•
Full-year 2017 GAAP earnings per diluted share amounted to $0.82, a 12.8% decrease over the prior year; Full-year adjusted earnings per diluted share amounted to $1.94, a 10.2% increase over the prior year, which represents the fourth consecutive year of double-digit adjusted earnings per diluted share growth; and

•
The Company now expects to be at the high-end of its previously provided full-year 2018 revenue guidance range of $1.46 billion to $1.48 billion, largely due to favorable foreign currency exchange rates. The Company expects full-year GAAP earnings per diluted share to be in a range of $0.60 to $0.70, and also expects full-year adjusted earnings per diluted share to be at the high-end of its previously provided range of $2.25 to $2.35, due to a lower expected tax rate associated with the U.S. Tax Cuts and Jobs Act.

Total revenues for the full year 2017 were $1,188.2 million, an increase of $196.2 million, or 19.8%, over the prior year. Total revenues for the fourth quarter were $368.6 million, an increase of $112.9 million, or 44.2%, over the fourth quarter of 2016.
Organic revenues for the full year 2017, as set forth in the attached reconciliation, increased 4.6% over the prior year, while fourth quarter organic revenues were higher by 5.8% over the fourth quarter of 2016.
"2017 was a transformative year for Integra. We closed the two largest acquisitions in the Company's history, expanded our regenerative portfolio with new, innovative products and successfully executed the global launch of CUSA® Clarity, a significant upgrade to our tissue ablation platform," said Peter Arduini, Integra's President and Chief Executive Officer. "We look forward to 2018 and another year of strong revenue growth, margin expansion and improving profitability."
The Company reported GAAP net income of $64.7 million, or $0.82 per diluted share, for the full year 2017, compared to GAAP net income of $74.6 million, or $0.94 per diluted share, in 2016.
The Company reported GAAP net income of $44.4 million, or $0.56 per diluted share, in the fourth quarter of 2017, compared to GAAP net income of $28.2 million, or $0.35 per diluted share, in the fourth quarter of 2016.
In 2017, the U.S. Tax Cuts and Jobs Act resulted in the Company recognizing a net income tax benefit of $37.9 million. This includes a $43.4 million benefit from the re-measurement of deferred taxes as a result of the reduction in U.S. corporate tax rates from 35% to 21%, offset by a one-time toll charge of $5.5 million imposed on deemed repatriation of foreign untaxed earnings.
Adjusted measures discussed below are computed with the adjustments to GAAP reporting set forth in the attached reconciliation.
Adjusted EBITDA for the full year 2017 was $269.5 million, an increase of $37.8 million, over the prior year. For the full year 2017, adjusted EBITDA as a percentage of revenue declined from 23.4% in 2016 to 22.7% in 2017, largely resulting from the dilution of the Derma Sciences acquisition and higher sales channel investments.
Adjusted EBITDA for the fourth quarter of 2017 was $88.7 million, an increase from $66.5 million in the fourth quarter of the prior year. For the fourth quarter of 2017, adjusted EBITDA as a percentage of revenue was 24.1%, compared to 26.0% in the prior year period.
Adjusted net income for the full year 2017 was $153.4 million, or $1.94 per diluted share, compared to $135.3 million, or $1.76 per diluted share, in 2016. Adjusted net income for the fourth quarter of 2017 was $51.0 million, or $0.64 per diluted share, compared to adjusted net income of $40.7 million, or $0.52 per diluted share, in the fourth quarter of 2016.
For the year ended December 31, 2017, cash flows from operations totaled $114.5 million. Capital expenditures were $43.5 million. Adjusted free cash flow conversion for the trailing twelve months ended December 31, 2017 was 46.3% versus 82.7% for the twelve months ended December 31, 2016, due to significant one-time cash outlays associated with the acquisition integrations. In the fourth quarter of 2017, the Company generated $11.6 million of cash flows from operations, and incurred capital expenditures of $13.7 million.

Outlook for 2018
The Company is reiterating its full-year 2018 revenue guidance in the range of $1.46 billion to $1.48 billion, and now expects to be at the high end of the range due primarily to more favorable foreign currency rates.

The Company expects GAAP earnings per diluted share for the full year to be between $0.60 and $0.70, and adjusted earnings per diluted share to be at the high end of its previously provided range of $2.25 to 2.35, due primarily to a lower expected tax rate from the U.S. Tax Cuts and Jobs Act.
"Given our strong close to the year, the momentum in our businesses, and the benefit of a lower tax rate, we remain confident that we will deliver 5% organic growth and adjusted earnings per share at the high-end of our range," said Glenn Coleman, Chief Financial Officer. "Consistent with previous guidance, we expect first quarter organic growth to be in the low single-digits as we work through the sales channel integration in both of our segments, which we believe will result in higher organic growth in the second half of 2018."

In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges as described in the Discussion of Adjusted Financial Measures below that it will exclude in the calculation of organic revenue growth, adjusted EBITDA and adjusted EPS for historical periods and in providing adjusted EPS guidance.

Conference Call and Presentation Available Online
Integra has scheduled a conference call for 8:30 a.m. ET today, Tuesday, February 27, 2018 to discuss fourth quarter and full-year 2017 financial results, and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Integra's management team will reference a presentation during the conference call, which can be found on the Investor section of the website at investor.integralife.com.
Access to the live call is available by dialing 323-794-2093 and using the passcode 7668138. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra's website at investor.integralife.com. Access to the replay is available through March 3, 2018 by dialing 719-457-0820 and using the passcode 7668138. The webcast will also be archived on the website.

***
Integra LifeSciences, a world leader in medical technology, is dedicated to limiting uncertainty for clinicians, so they can concentrate on providing the best patient care. Integra offers innovative solutions, including leading plastic and regenerative technologies, in specialty surgical solutions, orthopedics and tissue technologies. For more information, please visit www.integralife.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation
Reform Act of 1995 that involve risks and uncertainties, and reflect the Company's judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net income, GAAP and adjusted (loss)/earnings per diluted share, non-GAAP adjustments such as global enterprise resource planning ("ERP") system implementation charges, acquisition-related charges, goodwill impairment charges, non-cash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to the following: the Company's ability to execute its operating plan effectively; the Company’s ability to successfully integrate the Codman Neurosurgery business and other acquired businesses; the Company's ability to successfully sustain manufacturing operations at full capacity at our Puerto Rico facility and the restoration of infrastructure and other essential services in Puerto Rico; the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demands; the ability of third-party suppliers to supply us with raw materials and finished products; global macroeconomic and political conditions; the Company's ability to manage its direct sales channels effectively; the Company's ability to maintain relationships with customers of acquired entities and businesses; physicians' willingness to adopt and third-party payors' willingness to provide or maintain reimbursement for the Company's recently launched, planned and existing products; initiatives launched by the Company's competitors; downward pricing pressures from customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospitals' spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of acquisition and integration-related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States and internationally; fluctuations in foreign currency exchange rates; the amount of our bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological, and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2016 and information contained in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide organic revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted net income, adjusted earnings per diluted share, adjusted diluted weighted average shares outstanding, free cash flow and adjusted free cash flow conversion. Organic revenues consist of total revenues excluding the effects of currency exchange rates, acquired revenues and product discontinuances. Adjusted EBITDA consists of GAAP net income from continuing operations, excluding: (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income taxes; and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income from continuing operations, excluding: (i) global enterprise resource planning ("ERP") implementation charges; (ii) structural optimization charges; (iii) certain employee severance charges; (iv) acquisition-related charges; (v) convertible debt non-cash interest; (vi) intangible asset amortization expense; and (vii) discontinued product lines charges; (viii) income tax impact from adjustments; and (ix) hurricane related expenses and other items. The measure of adjusted diluted weighted average shares outstanding is calculated by adding the economic benefit of the convertible note hedge transactions relating to Integra's 2016 convertible notes. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by adjusted diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by continuing operating activities from continuing operations less purchases of property and equipment. The adjusted free cash flow conversion measure is calculated by dividing free cash flow by adjusted net income.
Reconciliations of GAAP revenues to adjusted revenues and GAAP Adjusted Net Income from continuing operations to adjusted EBITDA, and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the quarters and years ended December 31, 2017 and 2016, and the free cash flow and free cash flow conversion for the quarters and years ended December 31, 2017 and 2016, appear in the financial tables in this release.
The Company believes that the presentation of organic revenues and the various adjusted EBITDA, adjusted net income, adjusted earnings per diluted share, adjusted diluted weighted average shares outstanding, free cash flow and free cash flow conversion measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Total revenues	$368,602	255,663	$1,188,236	$992,075

Costs and expenses:
Cost of goods sold	148,171	85,422	435,511	349,089
Research and development	17,180	13,901	63,455	58,155
Selling, general and administrative	190,639	112,119	624,096	455,629
Intangible asset amortization	5,394	3,452	20,370	13,862
Total costs and expenses	361,384	214,894	1,143,432	876,735
Operating income	7,218	40,769	44,804	115,340
Interest income	95	10	255	24
Interest expense	(16,946)	(6,548)	(35,019)	(25,803)
Other income, net	5,036	1,243	1,345	845
Income (loss) from continuing operations before income taxes	(4,597)	35,474	11,385	90,406
Income tax expense (benefit) (1)	(48,952)	7,228	(53,358)	15,842
Net income	$44,355	$28,246	$64,743	$74,564

Net income per share:
Net income per share	$0.56	$0.35	$0.82	$0.94
Weighted average common shares outstanding for diluted net income per share	79,684	80,286	79,121	79,194

(1) Fourth quarter 2017 includes a $37.9M benefit relating to $43.4M of deferred tax rate changes for U.S. Tax Cut and Jobs Act offset by a $5.5M one-time toll charge imposed on deemed repatriation of foreign untaxed earnings.

Segment revenues and growth in total revenues excluding the effects of currency exchange rates, acquisitions and discontinued products are as follows:
(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	Change	2017	2016	Change
Codman Specialty Surgical	$239,394	$163,777	46.2%	$720,301	$632,524	13.9%
Orthopedics and Tissue Technologies	$129,208	$91,886	40.6%	$467,935	$359,551	30.1%
Total Revenues	$368,602	$255,663	44.2%	$1,188,236	$992,075	19.8%

Impact of changes in currency exchange rates	$(3,266)			$(2,427)
Less contribution of revenues from acquisitions(1)	$(103,347)			$(162,075)
Less contribution of revenues from discontinued products(2)	$(2,434)	$(10,275)		$(29,450)	$(41,092)
Total organic revenues	$259,555	$245,388	5.8%	$994,284	$950,983	4.6%

(1) Acquisitions include TGX Medical, Derma Sciences and Codman Neurosurgery
(2) Organic revenue has been restated for 2016 to account for discontinued products which includes divestitures related to the Codman acquisition

Items included in GAAP net income and from continuing operations and locations where each item is recorded are as follows:
(In thousands)
Three Months Ended December 31, 2017

Item	Total Amount	COGS(a)	SG&A(b)	Amort.(c)	OI&E(d)	Tax(e)
Global ERP implementation charges	(480)	—	(480)	—	—	—
Structural optimization charges	2,000	1,091	909	—	—	—
Acquisition-related charges(1)	49,028	12,879	38,794	—	(2,645)	—
Discontinued product lines	131	131	—	—	—	—
Hurricane-related losses	1,498	1,454	44	—	—	—
Intangible asset amortization expense	16,873	11,479	—	5,394	—	—
Estimated income tax impact from adjustments and other items(2)	(62,375)	—	—	—	—	(62,375)

Depreciation expense	9,792

(a) COGS - Cost of goods sold
(b) SG&A - Selling, general and administrative
(c) Amort. - Intangible asset amortization
(d) OI&E - Interest (income) expense, net and other (income) expense, net
(e) Tax - Income tax expense

(1) Acquisition related charges are primarily associated with the Derma Sciences and Codman Neurosurgery acquisitions and include banking, legal, consulting and other expenses.
(2) Fourth quarter 2017 includes a $37.9M benefit relating to $43.4M of deferred tax rate changes for U.S. Tax Cut and Jobs Act offset by a $5.5M one-time toll charge imposed on deemed repatriation of foreign untaxed earnings.

Three Months Ended December 31, 2016
(In thousands)

Item	Total Amount	COGS(a)	SG&A(b)	Amort.(c)	OI&E(d)	Tax(e)
Global ERP implementation charges	3,199	—	3,199	—	—	—
Structural optimization charges	2,254	1,354	900	—	—	—
Certain employee severance charges	26	12	14	—	—	—
Acquisition-related charges	1,902	1,025	877	—	—	—
Intangible asset amortization expense	10,298	6,846	—	3,452	—	—
Convertible debt non-cash interest	1,775	—	—	—	1,775	—
Estimated income tax impact from adjustments and other items	(6,961)	—	—	—	—	(6,961)

Depreciation expense	8,014

(a) COGS - Cost of goods sold
(b) SG&A - Selling, general and administrative
(c) Amort. - Intangible asset amortization
(d) OI&E - Interest (income) expense, net and other (income) expense, net
(e) Tax - Income tax expense

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Twelve Months Ended December 31, 2017

Item	Total Amount	COGS(a)	SG&A(b)	Amort.(c)	OI&E(d)	Tax(e)
Global ERP implementation charges	2,780	—	2,780	—	—	—
Structural optimization charges	7,336	4,273	3,063	—	—	—
Certain employee severance charges	125	—	125	—	—	—
Acquisition-related charges(1)	117,947	16,980	101,348	—	(381)	—
Discontinued product lines	1,156	1,156	—	—	—	—
Hurricane-related losses	2,758	2,714	44	—	—	—
Intangible asset amortization expense	56,125	35,755	—	20,370	—	—
Estimated income tax impact from adjustments and other items(2)	(99,602)	—	—	—	—	(99,602)

Depreciation expense	36,110	—	—	—	—	—
.

(a) COGS - Cost of goods sold
(b) SG&A - Selling, general and administrative
(c) Amort. - Intangible asset amortization
(d) OI&E - Interest (income) expense, net and other (income) expense, net
(e) Tax - Income tax expense

(1) Acquisition related charges are primarily associated with the Derma Sciences and Codman Neurosurgery acquisitions and include banking, legal, consulting and other expenses.
(2) Fourth quarter 2017 includes a $37.9M benefit relating to $43.4M of deferred tax rate changes for U.S. Tax Cut and Jobs Act offset by a $5.5M one-time toll charge imposed on deemed repatriation of foreign untaxed earnings.

Twelve Months Ended December 31, 2016
(In thousands)

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort.(d)	OI&E(e)	Tax(f)
Global ERP implementation charges	15,585	—	15,585	—	—	—	—
Structural optimization charges	7,794	4,480	3,314	—	—	—	—
Certain employee severance charges	1,446	499	947	—	—	—	—
Acquisition-related charges	18,898	13,890	4,808	200	—	—	—
Intangible asset amortization expense	41,502	27,640	—	—	13,862	—	—
Convertible debt non-cash interest	8,075	—	—	—	—	8,075	—
Estimated income tax impact from adjustments and other items	(32,520)	—	—	—	—	—	(32,520)

Depreciation expense	31,163	—	—	—	—	—	—

(a) COGS - Cost of goods sold
(b) SG&A - Selling, general and administrative
(c) R&D - Research and development
(d) Amort. - Intangible asset amortization
(e) OI&E - Interest (income) expense, net and other (income) expense, net
(f) Tax - Income tax expense

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA
(UNAUDITED)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016

GAAP net income from continuing operations	$44,355	$28,246	$64,743	$74,564
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	26,665	18,312	92,236	72,665
Other (income) expense, net	(2,391)	(1,243)	(963)	(845)
Interest (income) expense, net	16,851	6,538	34,764	25,779
Income tax expense (benefit) (1)	(48,952)	7,228	(53,358)	15,842
Global ERP implementation charges	(480)	3,199	2,780	15,585
Structural optimization charges	2,000	2,254	7,336	7,794
Certain employee severance charges	—	26	125	1,446
Discontinued product lines charges	131	—	1,156	—
Acquisition-related charges	49,028	1,902	117,947	18,898
Hurricane-related losses	1,498	—	2,758
Total of non-GAAP adjustments	44,350	38,216	204,781	157,164
Adjusted EBITDA	$88,705	$66,462	$269,524	$231,728

(1) Fourth quarter 2017 includes a $37.9M benefit relating to $43.4M of deferred tax rate changes for U.S. Tax Cut and Jobs Act offset by a $5.5M one-time toll charge imposed on deemed repatriation of foreign untaxed earnings.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUING OPERATIONS TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016

GAAP net income from continuing operations	$44,355	$28,246	$64,743	$74,564
Non-GAAP adjustments:
Global ERP implementation charges	(480)	3,199	2,780	15,585
Structural optimization charges	2,000	2,254	7,336	7,794
Certain employee severance charges	—	26	125	1,446
Acquisition-related charges	49,028	1,902	117,947	18,898
Hurricane-related charges	1,498		2,758
Discontinued product lines	131		1,156
Intangible asset amortization expense	16,873	10,298	56,125	41,502
Convertible debt non-cash interest	—	1,775	—	8,075
Estimated income tax impact from adjustments and other items(1)	(62,375)	(6,961)	(99,602)	(32,520)

Total of non-GAAP adjustments	6,675	12,493	88,625	60,780
Adjusted net income	$51,030	$40,739	$153,368	$135,344
Adjusted diluted net income per share	$0.64	$0.52	$1.94	$1.76
Weighted average common shares outstanding for diluted net income from continuing operations per share	79,684	80,286	79,121	79,194
Weighted average common shares outstanding adjustment for convertible dilution	—	(2,412)	—	(2,296)
Weighted average common shares outstanding for adjusted diluted net income per share	79,684	77,874	79,121	76,898

(1) Fourth quarter 2017 includes a $37.9M benefit relating to $43.4M of deferred tax rate changes for U.S. Tax Cut and Jobs Act offset by a $5.5M one-time toll charge imposed on deemed repatriation of foreign untaxed earnings.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	December 31,	December 31,
	2017	2016

Cash and cash equivalents	$174,935	$102,055
Accounts receivable, net	251,799	148,186
Inventory, net	296,332	217,263

Bank line of credit	1,781,142	665,000

Stockholders' equity	962,306	839,667

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF ADJUSTED FREE CASH FLOW AND ADJUSTED FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended December 31,
	2017	2016
GAAP Net cash provided by operating activities	$11,558	$6,529

Accreted interest payment associated with the 2016 Convertible Notes (1)	—	42,786
Purchases of property and equipment	(13,697)	(21,192)
Adj. Free Cash Flow	(2,139)	28,123

Adjusted net income (2)	51,030	40,739
Adjusted Free Cash Flow Conversion	(4.2)%	69.0%

	Twelve Months Ending December 31,
	2017	2016
GAAP Net cash provided by operating activities	$114,546	$116,405

Accreted interest payment associated with the 2016 Convertible Notes (1)	—	42,786
Purchases of property and equipment	(43,503)	(47,328)
Adj. Free Cash Flow	71,043	111,863

Adjusted net income (2)	153,368	135,344
Adjusted Free Cash Flow Conversion	46.3%	82.7%

(1) Operating Cash Flow for the fourth quarter and full year 2016 excludes $42.8M of accreted interest payment associated with the 2016 Convertible Notes.
(2) Adjusted net income for quarters and twelve months ended December 31, 2016 and 2017 are reconciled above. Adjusted net income for remaining quarters in the trailing twelve months calculation have been previously reconciled and are publicly available in the Quarterly Earnings Call Presentations on our website at investor.integralife.com

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is a useful metric in evaluating the significance of the cash special charges in its adjusted earnings measures.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GUIDANCE

(In millions, except per share amounts)

	Projected Year Ended
(In millions, except per share amounts)	December 31, 2018
	Low	High
GAAP net income	50	60
Non-GAAP adjustments:
Structural optimization charges	26	26
Acquisition-related charges	80	80
Intangible asset amortization expense	66	66
Estimated income tax impact from adjustments and other items	(42)	(42)

Total of non-GAAP adjustments	130	130
Adjusted net income	$180	$190
GAAP diluted net income per share	$0.60	$0.70
Non-GAAP adjustments detailed above (per share)	$1.65	$1.65
Adjusted diluted net income per share	$2.25	$2.35

Weighted average common shares outstanding for diluted net income per share	80	80

Items included in GAAP net income guidance and location where each item is expected to be recorded is as follows:
(In millions)
Projected Year Ended December 31, 2018

Item	Total Amount	COGS	SG&A	R&D	Amort.	Interest Exp(Inc)	Tax
Structural optimization charges	26	6	20	—	—	—	—
Acquisition-related charges	80	21	59	—	—	—	—
Intangible asset amortization expense	66	45	—		—	21	—
Estimated income tax impact from adjustments and other items	(42)	—	—	—	—	—	(42)

Source: Integra LifeSciences Holdings Corporation